Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Alumis Inc. of our report dated March 19, 2025, relating to the ACELYRIN, Inc. financial statements, which appears in Alumis Inc.'s Current Report on Form 8-K/A dated June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Diego, California

July 3, 2025